UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

(Address of principal executive offices)

(701) 353-2720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Agreement of Limited Liability Limited Partnership

On December 20, 2012, INREIT Real Estate Investment Trust (“Trust”), as General Partner of INREIT Properties, LLLP, the Trust’s operating partnership, approved the Second Amended and Restated Agreement of Limited Liability Limited Partnership of INREIT Properties, LLLP (“Amended LLLP Agreement”) as permitted by the agreement. The Amended LLLP Agreement, effective as of January 1, 2013, primarily amends Article VIII by: (1) removing Sections 8.07 through 8.11, which designated three classes of limited partnership units, in order to return to one class of limited partnership units and (2) revising Section 8.05 to reduce the required holding period under the Exchange Right to two years.

The above description is qualified entirely by reference to the Amended LLLP Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Share Repurchase Plan

On December 20, 2012, the Trust approved an amendment to the Trust’s Share Repurchase Plan to increase the maximum amount of common shares and units of the operating partnership that may be repurchased by the Trust from $10 million to $15 million. The above description is qualified entirely by reference to the Amended and Restated Share Repurchase Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Agreement of Limited Liability Limited Partnership of INREIT Properties, LLLP

10.2	Amended and Restated Share Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 26, 2012

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President